                                                                     Exhibit 5.1

                                AUDITORS' CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated November 14, 2003 (except as to note 12, which is as of December 16, 2003) relating to the consolidated financial statements of Western Silver Corporation for the year ended September 30, 2003. We also consent to the references to us under the headings "Experts" in such Registration Statement.


                                             (signed) PRICEWATERHOUSECOOPERS LLP

Vancouver, British Columbia                  PricewaterhouseCoopers LLP
December 15, 2004                            Chartered Accountants